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                                                                EXHIBIT 10.5 (f)

                            INTERCREDITOR AGREEMENT

     This Intercreditor Agreement is dated as of this 31st day of March, 1999 by and among BANK ONE, OKLAHOMA, N.A. and its successors and assigns ("Bank One"), MIDFIRST BANK, a federally chartered savings association and its successors and assigns ("MidFirst"), and INDIAN OIL COMPANY, an Oklahoma corporation (the "Borrower").

                                   RECITALS:
                                   ---------

     WHEREAS, On December 17, 1997, Borrower and MidFirst entered that certain Loan Agreement (the "MidFirst Loan Agreement") and that certain promissory note in the principal amount of $12,000,000.00 (the "MidFirst Note") and such other documents executed in conjunction with the MidFirst Loan Agreement (the "MidFirst Loan Documents").

     WHEREAS, on December 17, 1997, Borrower and Bank One entered into that certain Credit Agreement (the "Bank One Loan Agreement") and that certain revolving promissory note in the principal amount of $50,000,000.00 (the "Bank One Note") and such other documents executed in conjunction with the Bank One Loan Agreement (the "Bank One Loan Documents").

     WHEREAS, all indebtedness evidenced by the Bank One Loan Agreement, the Bank One Note and the Bank One Loan Documents is referred to herein as the "Bank One Debt."

     WHEREAS, all indebtedness evidenced by the MidFirst Loan Agreement, the MidFirst Note and the MidFirst Loan Documents is referred to herein as the "MidFirst Debt."

     WHEREAS, MidFirst and Bank One entered into and executed that certain Intercreditor Agreement on December 17, 1997 (the "1997 Intercreditor Agreement") in conjunction with the execution of both the Bank One Loan Agreement and the MidFirst Loan Agreement, wherein MidFirst and Bank One agreed to certain procedures to follow concerning collateral shared by both lenders.

     WHEREAS, both the Bank One Loan Agreement and the MidFirst Loan Agreement have been amended from time to time after the date of the original execution thereof.

     WHEREAS, contemporaneously herewith, Borrower has agreed to make a six million dollar ($6,000,000.00) payment to reduce its total outstanding indebtedness;

     WHEREAS, Bank One, MidFirst, and Indian desire that the entire $6,000,000.00 be applied against the MidFirst Debt in consideration for, among other things, the execution of this Intercreditor Agreement.

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     WHEREAS, it is the intent hereof and the parties hereto agree that this
Intercreditor Agreement shall replace and be substituted for, in its entirety, the 1997 Intercreditor Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and such other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


     I.   REPRESENTATIONS AND WARRANTIES.  MidFirst and Borrower represent and
          ------------------------------
warrant to Bank One that:

          (a) MidFirst Loan.  As of the date hereof, the total indebtedness
              -------------
owing by Borrower to MidFirst is $12,000,000.00 of which such amount shall be contemporaneously reduced to $6,000,000.00.

          (b) Default.  There is no default in the indebtedness from Borrower to
              -------
MidFirst or under any other agreements between Borrower and third parties.


     II.  JUNIOR PRIORITY OF MIDFIRST DEBT.  In order to induce Bank One to
          --------------------------------
extend a loan to Borrower, it is agreed as follows:

          (a) Junior Priority.   MidFirst agrees that the outstanding principal
              ----------------
indebtedness of the MidFirst Debt together with all interest obligations and the payment therefor shall be and hereby are inferior and junior to the Bank One Debt, unless otherwise agreed to in writing by Bank One, and MidFirst shall be entitled to no payments of either principal or interest of any nature whatsoever until the full cash payment of any and all indebtedness (including all interest after the date of filing of a petition by or against Borrower under any bankruptcy act) now due to Bank One from Borrower pursuant to the Bank One Loan Agreement, as same may be amended from time to time hereafter. Provided, however, notwithstanding the above, MidFirst may accept monthly payments of interest only on the MidFirst Debt so long as Borrower is not in default on the Bank One Loan Agreement. Upon the occurrence of an Event of Default under the Bank One Loan Agreement, payments of interest on the MidFirst Debt by Borrower shall be suspended and not made until such Event of Default has been cured to Bank One's satisfaction; provided MidFirst shall have the right to collect the principal and interest of the MidFirst Debt from its guarantors or the liquidation of its collateral as provided in Section II(b) hereof.

          (b) No Action by MidFirst.  MidFirst will not, without Bank One's
              ---------------------
prior written consent, collect or enforce the MidFirst Debt or any part thereof out of the assets of Borrower or otherwise exercise its remedies against Borrower under the MidFirst Loan Documents, except as provided below, until the Bank One Debt has been paid in full. MidFirst shall be entitled to exercise its remedies against the collateral securing the MidFirst

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Debt and against any guarantors of the MidFirst Debt at any time. MidFirst shall have the right to initiate collection activities and seek a judgment against Borrower upon the initiation by Bank One of litigation to enforce Borrower's obligations to Bank One, but not before. Bank One hereby agrees that upon its transmission of any notification to Borrower of the occurrence of any event of default thereby triggering any applicable cure period, it will forward MidFirst a copy of this notice. Bank One also agrees to promptly forward MidFirst notice of any litigation filed by it against Borrower. In no event shall MidFirst file a judgment lien against the assets of Borrower prior to the filing by Bank One of such a judgment lien. It is the intent hereof that MidFirst shall have the right to obtain repayment of the MidFirst Debt pursuant to the MidFirst Loan Documents from guarantors of the MidFirst Debt and from and against any collateral securing the MidFirst Debt at any time, and, it is the intent hereof that MidFirst shall have the right to obtain repayment of the MidFirst Debt pursuant to the MidFirst Loan Documents against Borrower after repayment of the Bank One Debt.

          (c) Amendment of MidFirst Loan.  So long as the Bank One Debt shall
              --------------------------
remain outstanding, MidFirst shall not make or permit any amendment to the MidFirst Loan Documents without the prior written consent of Bank One which would (i) extend the maturity date past September 1,2000, (ii) encumber the collateral securing the Bank One Debt or any other assets owned by the Borrower or (iii) increase the MidFirst Debt.

          (d) Payments Held in Trust.  In the event that any payment of
              ----------------------
principal or interest or other payment or distribution of assets of Borrower shall be received by any holder of the MidFirst Debt, notwithstanding the foregoing, in violation of the provisions hereof, and before payment in full of the Bank One Debt, such payment or distribution shall be held by such holder of the MidFirst Debt in trust for the holder of the Bank One Debt by such holder of the MidFirst Debt to the extent necessary to make payment of any unpaid Bank One Debt.

          (e) Permissive Payments.  Borrower agrees with Bank One that after the
              -------------------
execution hereof, it will make no payments of principal or interest to MidFirst on the MidFirst Loan; provided, however, Bank One agrees that Borrower shall be allowed to make monthly payments of interest only to MidFirst on the MidFirst Loan, as long as such payment does not cause the Borrower to violate Section 7.2 of the Bank One Loan Agreement (the "Debt Service Coverage Ratio") and so long as no "Event of Default" has occurred or is continuing under the Bank One Loan Agreement. In the event that making the monthly interest payment due to MidFirst would cause the Borrower to violate the Debt Service Coverage Ratio, and as a result anything less than the full interest payment is made, Bank One agrees that such payments may be made up at such point in time and to the extent that no violation of the Debt Service Coverage Ratio would result.

          (f) Amendment of Bank One Loan.   So long as the MidFirst Debt shall
              --------------------------
remain outstanding, Bank One shall not make or permit any amendment to the Bank One Loan Documents without the prior written consent of MidFirst which would (i) extend the maturity date past September 1, 2000, (ii) encumber the collateral securing the MidFirst Debt or (iii) increase the Bank One commitment amount beyond $20,000,000.00.

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          (g) Discontinuance of Bank One Debt.  If, at any time hereafter, Bank
              -------------------------------
One shall, in its own judgment determine to discontinue the extension of credit to Borrower, Bank One may do so. This Agreement shall continue in full force and effect until Borrower shall have satisfied all obligations and Bank One shall have been paid in full on all indebtedness, of any nature whatsoever that may be due on the Bank One Loan Agreement or any amendments thereto to Bank One from Borrower.

     III  MISCELLANEOUS
          -------------

          (a) Insolvency.  In the event of any liquidation, dissolution or
              ----------
winding up of the Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Borrower or its property, all principal, interest and other amounts owing on the Bank One Debt shall first be paid in full in cash before any payment is made upon the MidFirst Debt; and in any such event, and in the event of any payment in violation of this Intercreditor Agreement, any payment or distribution of any kind or character, whether in cash, property or securities which shall be made upon or in respect of the MidFirst Debt shall be paid over to Bank One for application in payment thereof unless and until the Bank One Debt shall have been paid or satisfied in full in cash.

          (b) Proof and Vote of Claims.  MidFirst hereby appoints, which
              ------------------------
appointment is irrevocable and coupled with an interest, Bank One, its successors and assigns, as MidFirst's true and lawful attorney, with full power of substitution, in the name of MidFirst, Bank One or otherwise. Such appointment shall be for the sole use and benefit of Bank One, to the extent permitted by law, to prove and vote all claims relating to the MidFirst Debt, and to receive and collect all distributions and payments to which MidFirst would be otherwise entitled on any liquidation of Borrower or in any proceeding affecting Borrower or its property under any bankruptcy or insolvency laws or any laws or proceedings relating to the relief of the Borrower, readjustment, composition or extension of indebtedness or reorganization.

          (c) Release of Oil and Gas Collateral.  MidFirst will forthwith
              ---------------------------------
release its second mortgage on Borrower's oil and gas properties.

          (d) Release of MidFirst Collateral.  Bank One will forthwith release
              ------------------------------
its liens against the MidFirst Collateral.

          (e)  Administrative Proceedings.  Except as permitted in Section
               --------------------------
II(b), MidFirst agrees that it will not commence, prosecute or participate in any administrative, legal, or equitable action against Borrower or in any administrative, legal or equitable action that might adversely affect Borrower or its interest, without Bank One's prior written consent.

          (f) No Interference.  MidFirst agrees that it will not take any action
              ---------------
that will impede, interfere with or restrict or restrain the exercise by Bank One of its rights and

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remedies under the Bank One Loan Documents and, upon the commencement of any bankruptcy of the Borrower, will take such actions as may be reasonably necessary or appropriate to effectuate the subordination provided hereby. In furtherance thereof, MidFirst hereby agrees not to oppose any motion filed or supported by Bank One for relief from the automatic stay, for adequate protection in respect of the Bank One Debt, and/or for the Borrower's use of cash collateral or post-petition borrowing from Bank One.

          (g) Collection Actions.  If MidFirst, in violation of this Agreement,
              ------------------
shall commence, prosecute or participate in any suit, action or proceeding against Borrower, Borrower may interpose as a defense or plea the making of this Agreement and Bank One may intervene and interpose such defense or plea in Bank One's name or in the name of Borrower. If MidFirst shall attempt to enforce any security agreements, real estate mortgages or any lien instrument or other encumbrances in violation of this Agreement, Bank One or Borrower may by virtue of this Agreement restrain the enforcement thereof in Bank One's name or in the name of Borrower. If MidFirst obtains any assets of the Borrower as a result of any administrative, legal, or equitable action, or otherwise, MidFirst agrees to forthwith pay, deliver, and assign to Bank One any such assets for application upon the amount now or hereafter owing to Bank One by Borrower.

          (h) MidFirst Rights.  Nothing contained in this Subordination
              ---------------
Agreement is intended to or shall impair, as between Borrower and the holder of the MidFirst Debt, the obligation of Borrower, which is absolute and unconditional, to pay to the holder of the MidFirst Debt the principal of and interest on such indebtedness.

          (i) Limitation Assignments.  MidFirst shall not sell, assign or
              ----------------------
transfer any of the MidFirst Debt, unless the buyer, assignee or transferee thereof shall agree in writing to become bound by the provisions of this Agreement and the holders of the Bank One Debt shall have been furnished with the original copies of such agreement.

          (j) Borrower Agreement.  Borrower agrees, for the benefit of the
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holder of the Bank One Debt, that, in the event that any note evidencing the
MidFirst Debt is declared due and payable before its expressed maturity, Borrower will give prompt notice in writing of such happening to the holder of the Bank One Debt. Borrower further agrees and covenants not to make any distribution or payment to MidFirst in violation of the terms hereof.

          (k) Governing Law.  This Agreement and the obligations which it
              -------------
secures and all rights and liabilities of the parties shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this 31st day of March, 1999.

                    BORROWER:

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                                        INDIAN OIL COMPANY

                                        _____________________________________
                                        By: Richard R. Dunning
                                        Title: Chief Executive Officer



                              MIDFIRST:

                                        MIDFIRST BANK:

                                        ______________________________________
                                        By: Alan H. Kraft
                                        Title: Sr. Vice President


                              BANK ONE:

                                        BANK ONE, OKLAHOMA, N.A.

                                        ______________________________________
                                        By: John K. Slay, Jr.
                                        Title: Sr. Vice President

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